Exhibit 3.2

BYLAWS

OF

MERCK SHARP & DOHME CORP.

(a New Jersey corporation)

ARTICLE I

SHAREHOLDERS

1.	CERTIFICATES REPRESENTING STOCK.

(a) Certificates representing stock in the Corporation shall be signed by, or in the name of, the Corporation by the Chairperson or Vice-Chairperson of the Board of Directors, if any, or by the President or a Vice-President and may be countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

(b) Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the New Jersey Business Corporation Act. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

(c) The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

2.	UNCERTIFICATED SHARES.

Subject to any conditions imposed by the New Jersey Business Corporation Act, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the New Jersey Business Corporation Act.

3.	FRACTIONAL SHARE INTERESTS.

The Corporation may, but shall not be required to, issue fractions of a share.

4.	STOCK TRANSFERS.

Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfer of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by such person’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

5.	RECORD DATE FOR SHAREHOLDERS.

(a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date has been fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6.	MEANING OF CERTAIN TERMS.

As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “shareholder” or “shareholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the New Jersey Business Corporation Act confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation, including any preferred stock which is denied voting rights under the provisions of the resolution or resolutions adopted by the Board of Directors with respect to the issuance thereof.

7.	SHAREHOLDER MEETINGS.

(a) TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the Board of Directors. A special meeting shall be held on the date and at the time fixed by the Board of Directors.

(b) PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of New Jersey, as the Board of Directors may, from time to time, fix. Whenever the Board of Directors shall fail to fix such place, the meeting shall be held at the registered office of the Corporation in the State of New Jersey.

(c) CALL. Annual meetings and special meetings may be called by the Board of Directors or by any officer instructed by the Board of Directors to call the meeting.

(d) NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of Directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting), state such other action or actions as are known at the time of such notice. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. If any action is proposed to be taken which would, if taken, entitle shareholders to receive payment for their shares of stock, the notice shall include a statement of that purpose and to that effect. Except as otherwise provided by the New Jersey Business Corporation Act, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each shareholder at such person’s address as it appears on the records of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Notice need not be given to any shareholder who submits a written waiver of notice before or after the time stated therein. Attendance of a person at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.

(e) SHAREHOLDER LIST. There shall be prepared and made, at least ten days before every meeting of shareholders, a complete list of the shareholders, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of shareholders.

(f) CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, the Chief Executive Officer or the President, a Vice President, a chairperson for the meeting chosen by the Board of Directors or, if none of the foregoing is in office and present and acting, by a chairperson to be chosen by the shareholders. The Secretary of the Corporation or, in such person’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairperson for the meeting shall appoint a secretary of the meeting.

(g) PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act for such shareholder by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or by such person’s attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

(h) INSPECTORS AND JUDGES. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed by the Board of Directors, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the person presiding thereat. Each inspector or judge, if any, before entering upon the discharge of such person’s duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such other acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by such person or persons and execute a certificate of any fact so found.

(i) QUORUM. Except as the New Jersey Business Corporation Act or these Bylaws may otherwise provide, the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum at a meeting of shareholders for the transaction of any business. The shareholders present may adjourn the meeting despite the absence of a quorum. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

(j) VOTING. Each shareholder entitled to vote in accordance with the terms of the Certificate of Incorporation and of these Bylaws, or, with respect to the issuance of preferred stock, in accordance with the terms of a resolution or resolutions of the Board of Directors, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder. In the election of Directors, a plurality of the votes present at the meeting shall elect. Any other action shall be authorized by a majority of the votes cast except where the Certificate of Incorporation or the New Jersey Business Corporation Act prescribes a different percentage of votes and/or a different exercise of voting power.

Voting by ballot shall not be required for corporate action except as otherwise provided by the New Jersey Business Corporation Act.

8.	SHAREHOLDER ACTION WITHOUT MEETINGS.

Any action required to be taken, or any action which may be taken, at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing and shall be delivered to the Corporation by delivery to its registered office in New Jersey, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

ARTICLE II

DIRECTORS

1.	FUNCTIONS AND DEFINITION.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The use of the phrase “whole Board” herein refers to the total number of Directors which the Corporation would have if there were no vacancies.

2.	QUALIFICATIONS AND NUMBER.

A Director need not be a shareholder, a citizen of the United States, or a resident of the State of New Jersey. The initial Board of Directors shall consist of one person. Thereafter the number of Directors constituting the whole board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the shareholders or of the Board of Directors. The number of Directors may be increased or decreased by action of the shareholders or of the Board of Directors.

3.	ELECTION AND TERM.

The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified or until their earlier resignation or removal. Any Director may resign at any time upon written notice to the Corporation. Thereafter, Directors who are elected at an annual meeting of shareholders, and Directors who are elected in the interim to fill vacancies and newly created Directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of Directors and/or for the removal of one or more Directors and for the filling of any vacancies in the Board of Directors, including vacancies resulting from the removal of Directors for cause, any vacancy in the Board of Directors may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director.

4.	MEETINGS.

(a) TIME. Regular meetings shall be held at such time as the Board shall fix. Special meetings may be called upon notice.

(b) FIRST MEETING. The first meeting of each newly elected Board may be held immediately after each annual meeting of the shareholders at the same place at which the meeting is held, and no notice of such meeting shall be necessary to call the meeting, provided a quorum shall be present. In the event such first meeting is not so held immediately after the annual meeting of the shareholders, it may be held at such time and place as shall be specified in the notice given as provided for special meetings of the Board of Directors, or at such time and place as shall be fixed by the consent in writing of all of the Directors.

(c) PLACE. Meetings, both regular and special, shall be held at such place within or without the State of New Jersey as shall be fixed by the Board.

(d) CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairperson of the Board, if any, the Vice-Chairperson of the Board, if any, or the President, or of a majority of the Directors.

(e) NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral or any other mode of notice of the time and place shall be given for special meetings at least twenty-four hours prior to the meeting; notice may be given by telephone or telefax (in which case it is effective when given) or by mail (in which case it is effective seventy-two hours after mailing by prepaid first class mail). The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any Director who signs a written waiver of such notice before or after the time stated therein. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(f) QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the Directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the Directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the New Jersey Business Corporation Act, the vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the New Jersey Business Corporation Act and these Bylaws which govern a meeting of Directors held to fill vacancies and newly created Directorships in the Board or action of disinterested Directors.

Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

(g) CHAIRPERSON OF THE MEETING. The Chairperson of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairperson of the Board, if any and if present and acting, or the President, if present and acting, or any other Director chosen by the Board, shall preside.

5.	REMOVAL OF DIRECTORS.

One or more or all the directors of the Corporation may be removed for cause or without cause by the shareholders pursuant to the provisions of Section 14A:6-6 of the New Jersey Business

Corporation Act. The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

6.	COMMITTEES.

The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of any such committee or committees, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

7.	ACTION IN WRITING.

Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE III

OFFICERS

1.	EXECUTIVE OFFICERS.

The Board of Directors may elect or appoint a Chairperson of the Board of Directors, a Chief Executive Officer, a President, one or more Vice Presidents (which may be denominated with additional descriptive titles), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as it may determine. Any number of offices may be held by the same person.

2.	TERM OF OFFICE; REMOVAL.

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until such officer’s successor has been elected and qualified or until the earlier resignation or removal of such officer. The Board of Directors may remove any officer for cause or without cause.

3.	AUTHORITY AND DUTIES.

All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws, or, to the extent not so provided, by the Board of Directors.

4.	CHAIRPERSON OF THE BOARD OF DIRECTORS.

The Chairperson of the Board of Directors, if present and acting, shall preside at all meetings of the Board of Directors, otherwise, the President, if present, shall preside, or if the President does not so preside, any other Director chosen by the Board shall preside.

5.	CHIEF EXECUTIVE OFFICER.

The Chief Executive Officer of the Corporation shall have such duties as customarily pertain to that office. Subject to the direction of the Board of Directors, the Chief Executive Officer will exercise general direction and supervision of the business and affairs of the Corporation and will perform such other duties as from time to time may be assigned by the Board of Directors. The Chief Executive Officer will have general authority to execute bonds, deeds, mortgages and contracts in the name and on behalf of the Corporation; to cause the employment or appointment of such employees and agents of the Corporation (other than officers of the Corporation) as the conduct of the business of the Corporation may require, and to fix their compensation; to remove or suspend any employee or agent who will not have been appointed by the Board of Directors; and, in general, to exercise all the powers generally appertaining to the chief executive officer of a corporation.

6.	PRESIDENT.

The President will have general authority to execute bonds, deeds, mortgages and contracts in the name and on behalf of the Corporation; to cause the employment or appointment of such employees and agents of the Corporation (other than officers of the Corporation) as the conduct of the business of the Corporation may require, and to fix their compensation; to remove or suspend any employee or agent who will not have been appointed by the Board of Directors; and, in general, to exercise all the powers generally appertaining to the president of a corporation.

7.	VICE PRESIDENTS.

Any Vice President that may have been appointed, in the absence or disability of the President, shall perform the duties and exercise the powers of the President, in the order of their seniority, and shall perform such other duties as the Board of Directors shall prescribe.

8.	SECRETARY.

The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary (or in such officer’s absence, an Assistant Secretary, but if neither is present another person selected by the Chairperson for the meeting) shall have the duty to record the proceedings of the meetings of the shareholders and Directors in a book to be kept for that purpose.

9.	TREASURER.

The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of such person’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person’s possession or under such person’s control belonging to the Corporation.

ARTICLE IV

REGISTERED OFFICE, BOOKS AND RECORDS

The address of the initial registered office of the Corporation in the State of New Jersey, and the name of the initial registered agent at said address, are set forth in the original Certificate of Incorporation of the Corporation.

The Corporation shall keep books and records of account and minutes of the proceedings of its shareholders, Board of Directors, and the Executive Committee and other committee or committees, if any. Such books, records and minutes may be kept within or outside the State of New Jersey. The Corporation shall keep at its principal office, its registered office, or at the office of its transfer agent, a record or records containing the names and addresses of all shareholders, the number, class, and series of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into readable form within a reasonable time.

ARTICLE V

CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE VI

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

CONTROL OVER BYLAWS

On and after the date upon which the first Board of Directors shall have adopted the initial corporate Bylaws, which shall be deemed to have been adopted by the shareholders for the purposes of the New Jersey Business Corporation Act, the power to make, alter, and repeal the Bylaws of the Corporation may be exercised by the directors or the shareholders; provided, that any Bylaws made by the Board of Directors may be altered or repealed, and new Bylaws made, by the shareholders.

ARTICLE VIII

INDEMNITY

(a) Any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) (hereinafter an “indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the New Jersey Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of the proceeding, whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe such conduct was unlawful.

(b) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the New Jersey Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court in which such suit or action was brought, shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c) All reasonable expenses incurred by or on behalf of the indemnitee in connection with any suit, action or proceeding, may be advanced to the indemnitee by the Corporation.

(d) The rights to indemnification and to advancement of expenses conferred in this article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, a Bylaw of the Corporation, agreement, vote of shareholders or disinterested Directors or otherwise.

(e) The indemnification and advancement of expenses provided by this article shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.